Exhibit 99.1

Reed’s Receives NYSE Deficiency Notification Regarding Stockholders’ Equity

NORWALK, Conn., August 14, 2026 – Reed’s, Inc. (NYSE American: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, announced that on August 12, 2026, the Company received a notice (the “Notice”) from NYSE American LLC (“NYSE American”) that the Company is below compliance with Section 1003(a)(i) of NYSE American’s listing standards set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”) because the Company reported stockholders’ deficit of $(1.5) million and losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2025. The Company is also not currently eligible for any exemption in Section 1003(a) of the Company Guide from the stockholders’ equity requirements.

As previously announced, in connection with its non-compliance with Section 1003(a)(ii) and Section 1003(a)(iii) of the Company Guide, the Company must submit a plan (the “Plan”) to the NYSE American advising of actions it has taken or will take to regain compliance with the continued listing standards by November 29, 2027. On June 26, 2026, the Company submitted the Plan to NYSE American. On August 12, 2026, NYSE American determined to accept the Plan, and the Company will be subject to periodic reviews, including quarterly monitoring for compliance with the Plan. If the Company is not in compliance with the continued listing standards by November 29, 2027, or if the Company does not make progress consistent with the Plan, the NYSE American will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and better-for-you sodas. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 32,000 stores nationwide.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements. These forward-looking statements may be identified by terms such as “believe,” “expect,” “intends,” “outlook,” “may,” “will” and similar expressions. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the Company’s expectations surrounding the regaining compliance with the NYSE American’s continued listing standards, and actions of the Company and/or the NYSE American to be taken with respect to matters discussed in the Notice. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could cause actual results to differ materially from those discussed in such forward-looking statements.

The risks and uncertainties referred to above include, but are not limited to: Reed’s ability to regain compliance with the listing standards set forth in the Company Guide by November 29, 2027, and other risks detailed from time to time in Reed’s public filings, including Reed’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 25, 2026, as updated by Reed’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed on August 12, 2026, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829